Exhibit 10.6

VOTING AND NON-REDEMPTION AGREEMENT

This VOTING AND NON-REDEMPTION AGREEMENT (this “Agreement”) is entered into as of August 9, 2021 (the “Agreement Date”) by and between Leafly Holdings, Inc., a Washington corporation (the “Company”), Merida Merger Corp. I, a Delaware corporation (“SPAC”), and the undersigned stockholder of SPAC (“Stockholder”). SPAC, Stockholder and the Company are collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of common stock, par value $0.0001 per share (“Common Stock”), of SPAC set forth on Exhibit A attached hereto (such shares, the “Owned Securities”, and together with any other shares of capital stock of SPAC acquired by Stockholder after the date hereof and prior to the earlier of the Closing and the termination of all of Stockholder’s obligations under this Agreement being collectively referred to herein as the “Securities”);

WHEREAS, the Company and SPAC have entered into an Agreement and Plan of Merger, dated as of August 9, 2021 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of SPAC (the “Business Combination”);

WHEREAS, it is a condition precedent to the consummation of the Business Combination that the stockholders of SPAC obtain the Required Parent Stockholder Approval (collectively, the “Approval”);

WHEREAS, the restated certificate of incorporation of SPAC, filed with the Secretary of State of the State of Delaware, provides Stockholder with certain rights to redeem its shares of SPAC Common Stock in connection with the Business Combination (the “Redemption Rights”);

WHEREAS, as a condition to the willingness of the Company and SPAC to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings specified in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in the herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Agreement not to Redeem. Stockholder irrevocably and unconditionally hereby (a) agrees that Stockholder shall not, and shall cause its Affiliates not to, exercise Redemption Rights and will not elect to redeem or otherwise tender or submit for redemption any of its Securities pursuant to or in connection with the Business Combination, and (b) waives, on behalf of itself and its Affiliates, the Redemption Rights.

2. Agreement to Vote. From and after the date hereof until the Termination Date, Stockholder (in such capacity and not in any other capacity) irrevocably and unconditionally hereby agrees that, at any meeting (whether annual or special and each adjourned or postponed meeting) of SPAC’s stockholders, however called, or in connection with any other written consent of SPAC’s stockholders, the Stockholder will (x) appear at such meeting or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities:

(a) in favor of the Approval (and, in the event that the Approval is presented as more than one proposal, in favor of each proposal that is part of the Approval), and in favor of any other proposals set forth in the Registration Statement/Proxy Statement filed by the SPAC with the SEC relating to the Transactions;

(b) for any proposal to adjourn or postpone the applicable stockholder meeting to a later date proposed by the SPAC;

(c) against any SPAC Acquisition Proposal, without regard to the terms of such SPAC Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(d) against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, frustrate, prevent, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Stockholder of its obligations under this Agreement;

(e) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of SPAC contained in the Merger Agreement, or of Stockholder contained in this Agreement; and

(f) in favor of any other matter necessary or desirable to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (f) of this Section 2, the “Required Voting Matters”).

The obligations of Stockholder specified in this Section 2 shall apply whether or not the Merger, any of the Transactions or any action described above is recommended by the board of directors of SPAC.

3. No Transfers. Until the earlier of (a) the closing of the Merger and (b) the valid termination of the Merger Agreement in accordance with its terms (the earliest such date under clause (a) and (b) being referred to herein as the “Termination Date”), the Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act (collectively “Transfer”), with respect to any Securities owned by the Stockholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities owned by the Stockholder or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that nothing herein shall prohibit a Transfer with the prior written consent of SPAC and the Company (which consent shall not be unreasonably withheld, conditioned, or delayed) provided that, as a precondition to any such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC and the Company, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 3 shall not relieve the Stockholder of its obligations under this Agreement.

4. Representations and Warranties. Stockholder represents and warrants to SPAC and the Company as follows:

(a) Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Stockholder’s powers and have been duly authorized by all necessary actions on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the Securities, and there exist no liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act)) affecting any such securities.

(c) The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Stockholder, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any contract binding upon Stockholder or the Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Agreement.

(d) There are no actions pending against Stockholder or, to Stockholder’s knowledge, threatened against Stockholder, before (or, in the case of threatened actions, that would be before) any arbitrator or any governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Agreement.

(e) Stockholder understands and acknowledges that each of SPAC and the Company is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

5. Further Assurances. From time to time, at the Company’s or SPAC’s reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against SPAC, SPAC’s affiliates, the Company or the Company’s affiliates or any of their respective successors and assigns challenging the transactions contemplated by this Agreement or the Merger Agreement.

6. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 5 shall be null and void, ab initio.

7. Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Stockholder’s obligations to vote its Securities as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The Parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6 shall not be required to provide any bond or other security in connection with any such injunction.

8. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal laws of the State of Delaware, without giving effect to any laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SPAC:

MERIDA MERGER CORP. I

By:
Name:
Title:

COMPANY:

LEAFLY HOLDINGS, INC.

By:
Name:
Title:

STOCKHOLDER:

By:
Name:
Title:

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